Exhibit 99.1

Beech Street Corporation

(a Delaware corporation)

Consolidated Financial Statements

As of September 30, 2005 and for the Nine Months Ended

September 30, 2005 and 2004 (unaudited)

Beech Street Corporation

(a Delaware corporation)

Index

As of September 30, 2005 and for the Nine Months Ended

September 30, 2005 and 2004 (unaudited)

Page(s)
Consolidated Financial Statements:

Balance Sheet	1

Statements of Income	2

Statements of Cash Flows	3

Notes to Consolidated Financial Statements	4

Beech Street Corporation

(a Delaware corporation)

Consolidated Balance Sheet (unaudited)

September 30, 2005

Assets
Current assets
Cash and cash equivalents	$2,752,000
Accounts receivable, net	6,142,000
Other receivables	880,000
Prepaid expenses and other current assets	8,120,000

Total current assets	17,894,000
Equipment, software and fixtures, net	2,422,000
Goodwill and other intangible assets, net	22,216,000
Deposits and other assets	154,000

Total assets	$42,686,000

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$828,000
Accrued expenses	13,363,000

Total current liabilities	14,191,000
Shareholders’ equity
Common Stock	303,000
Additional paid-in capital	30,985,000
Accumulated deficit	(2,793,000)

Total shareholders’ equity	28,495,000

Total liabilities and shareholders’ equity	$42,686,000

The accompanying notes are an integral part of these consolidated financial statements.

Beech Street Corporation

(a Delaware corporation)

Consolidated Statements of Income (unaudited)

Nine Months Ended September 30, 2005 and 2004

	2005	2004
Revenues, gross	$52,692,000	$53,532,000
Rebates	(1,163,000)	(1,183,000)

Revenues, net	51,529,000	52,349,000
Expenses
Operating expenses	50,944,000	44,230,000
Depreciation and amortization	1,850,000	2,172,000

Total expenses	52,794,000	46,402,000

(Loss) income from operations	(1,265,000)	5,947,000
Interest expense, net	104,000	242,000

(Loss) income before provision for income taxes	(1,369,000)	5,705,000
(Benefit) provision for income taxes	(6,562,000)	2,281,000

Net income	$5,193,000	$3,424,000

The accompanying notes are an integral part of these consolidated financial statements.

Beech Street Corporation

(a Delaware corporation)

Consolidated Statements of Cash Flows (unaudited)

Nine Months Ended September 30, 2005 and 2004

	2005	2004
Cash flows from operating activities
Net income	$5,193,000	$3,424,000
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,850,000	2,172,000
Bad debt expense	689,000	456,000
Loss on disposal	31,000	—
Deferred income taxes	(6,503,000)	—
Changes in operating assets and liabilities, net of business acquired
Accounts receivable	20,000	(598,000)
Other receivables	(716,000)	1,590,000
Prepaid expenses and other current assets	(3,255,000)	54,000
Deposits and other assets	2,753,000	(742,000)
Accounts payable	(750,000)	(417,000)
Accrued expenses	8,140,000	(280,000)
Other long-term liabilities	(2,784,000)	901,000

Net cash provided by operating activities	4,668,000	6,560,000

Cash flows from investing activities
Purchases of equipment, software and fixtures	(793,000)	(1,363,000)
Purchase of business, net of cash acquired	(1,500,000)	(2,424,000)

Net cash used in investing activities	(2,293,000)	(3,787,000)

Cash flows from financing activities
Stock options exercised	300,000	5,000
Dividends paid	(3,149,000)	(3,935,000)

Net cash used in financing activities	(2,849,000)	(3,930,000)

Net decrease in cash and cash equivalents	(474,000)	(1,157,000)
Cash and cash equivalents
Beginning of period	3,226,000	5,103,000

End of period	$2,752,000	$3,946,000

The accompanying notes are an integral part of these consolidated financial statements.

Beech Street Corporation

(a Delaware corporation)

Notes to Consolidated Financial Statements (unaudited)

1.	Basis of Presentation

The balance sheet as of September 30, 2005, the statements of income for the nine months ended September 30, 2005 and 2004, and the statements of cash flows for the nine months ended September 30, 2005 and 2004 have been prepared by Beech Street Corporation (the “Company”) without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2005 and 2004 have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s financial statements for the year ended December 31, 2004. The results of operations for the nine months ended September 30, 2005 and 2004 are not necessarily indicative of the results that may be expected for the full year.

2.	Detail of Selected Balance Sheet Account

Accrued expenses consist of the following as of September 30:

2005
Accrued litigation reserve	$4,500,000
Deferred compensation plan	3,432,000
Accrued employee paid time off	1,343,000
Accrued payroll	922,000
Accrued income taxes	970,000
Accrued severance	404,000
Accrued rebates and broker fees	380,000
Other	1,412,000

$13,363,000

3.	Legal Reserves

The Company is party to certain claims and litigation initiated in the ordinary course of business. Based on the status of new and existing outstanding legal claims, we accrued a significant amount for legal fees in 2005. Actual costs in future periods could differ materially the amounts accrued, depending upon the amounts of settlements, if any.

4.	Subsequent Event

On October 3, 2005, all of the outstanding shares of the Company’s capital stock were acquired by Concentra Operating Corporation in a $165.0 million cash transaction.

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